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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference of our firm in this registration statement (Form S-3) and related prospectus of Exide Corporation dated March 1996, and to the incorporation by reference therein of our report dated March 31, 1995 with respect to the consolidated financial statements of Compagnie Europeenne d'Accumulateurs S.A. and its Subsidiaries as of December 31, 1994 and for the year then ended, included in Exide Corporation's current report (Form 8-K/A) dated July 31, 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG Audit

                                          Represented by
                                          John MACKEY

Paris, France
February 12, 1996